CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports pertaining to The Union Central Life Insurance Company and Carillon Account dated March 12, 2002 and February 8, 2002, respectively, in Post-Effective Amendment No. 23 to the Registration Statement (Form N-4 No. 2-92146) and related Statement of Additional Information of Carillon Account.

                             /s/ Ernst & Young LLP

Cincinnati, Ohio
April 26, 2002